Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 14, 2021, among TALOS PRODUCTION INC., a Delaware corporation (together with its successors and assigns, the “Issuer”), the Guarantors and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors, the Trustee and the Collateral Agent are party to an indenture dated as of January 4, 2021 (the “Indenture”) relating to the Issuer’s 12.00% Second-Priority Senior Secured Notes due 2026;

WHEREAS, pursuant to and on the date of the Indenture, the Issuer initially issued $500,000,000 aggregate principal amount of its 12.00% Second-Priority Senior Secured Notes due 2026 (the “Initial Notes”);

WHEREAS, Section 2.01 of the Indenture provides that the Issuer may, from time to time and in accordance therewith, issue Additional Notes under the Indenture, provided that certain terms of the Additional Notes are (a) established in or pursuant to a resolution of the Board of Directors and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental to the Indenture, prior to the issuance of such Additional Notes;

WHEREAS, the Issuer wishes to issue an additional $150,000,000 aggregate principal amount of its 12.00% Second-Priority Senior Secured Notes due 2026 as Additional Notes (the “New Notes”), having terms substantially identical in all material respects to the Initial Notes, and which shall be treated, together with the Initial Notes, as a single issue of securities;

WHEREAS, the Board of Directors has established certain terms of the New Notes pursuant to resolutions of the Board of Directors, a copy of which has been certified by the Secretary of the Issuer and delivered to the Trustee;

WHEREAS, Section 9.01(a) of the Indenture provides that, without the consent of the holders of Notes, the Indenture may be amended or supplemented by the Issuer, the Guarantors, the Trustee and the Collateral Agent to provide for the issuance of Additional Notes in accordance with the provisions of the Indenture; and

WHEREAS, the Issuer desires and has requested the Trustee and the Collateral Agent to enter into this Supplemental Indenture to evidence the issuance of the New Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.    Amount of New Notes. The aggregate principal amount of New Notes to be authenticated and delivered under the Indenture on January 14, 2021, is $150,000,000.

3.    Term of New Notes. The Initial Notes and the New Notes shall be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The New Notes are to be issued as Additional Notes under the Indenture and shall:

(a)

have identical terms and conditions to the Initial Notes (including that interest on the New Notes shall accrue from January 4, 2021) except that the New Notes shall (i) be issued on January 14, 2021, (ii) be issued at an offering price of 97.00% of the principal amount thereof, plus accrued interest from and including January 4, 2021, and (iii) have the CUSIP and ISIN numbers for Regulation S Notes as set forth in clause (c) below;

(b)

be issuable in whole in the form of one or more Global Notes to be held by the Depository that are substantially in the form, including appropriate transfer restriction legends, provided in Exhibit A to the Indenture; and

(c)

bear, in the case of New Notes sold under Rule 144A of the Securities Act, the CUSIP number of 87485L AA2 and the ISIN number of US87485LAA26 (which are the same as the Initial Notes sold under Rule 144A of the Securities Act), and, in the case of New Notes sold under Regulation S of the Securities Act, initially bear the CUSIP number of U83037 AB4 and the ISIN number of USU83037AB45;

4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.    The Trustee and the Collateral Agent Make No Representations. Neither the Trustee nor the Collateral Agent makes any representation as to the validity or sufficiency of this Supplemental Indenture.

6.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original (which may be delivered in original form or facsimile or an electronic file thereof), but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “endorse” and words of similar import in this Supplemental Indenture shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, neither the Trustee nor the Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or the Collateral Agent pursuant to procedures approved by such Trustee or the Collateral Agent, as applicable.

8.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

TALOS PRODUCTION INC.
TALOS ENERGY INC.
CKB PETROLEUM, LLC
STONE ENERGY HOLDING, L.L.C.
TALOS ARGO INC.
TALOS ENERGY HOLDINGS LLC
TALOS ENERGY INTERNATIONAL LLC
TALOS ENERGY LLC
TALOS ENERGY OFFSHORE LLC
TALOS ENERGY OPERATING COMPANY LLC
TALOS ENERGY PHOENIX LLC
TALOS ERT LLC
TALOS EXPLORATION LLC
TALOS GULF COAST LLC
TALOS GULF COAST OFFSHORE LLC
TALOS GULF COAST ONSHORE LLC
TALOS OIL AND GAS LLC
TALOS PETROLEUM LLC
TALOS PRODUCTION FINANCE INC.
TALOS RESOURCES LLC
TALOS THIRD COAST LLC

By:	/s/ Shannon E. Young III
Name:	Shannon E. Young III
Title:	Executive Vice President and Chief

[Signature Page to Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ Barry D. Somrock
	Name:	Barry D. Somrock
	Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Collateral Agent

By:	/s/ Barry D. Somrock
	Name:	Barry D. Somrock
	Title:	Vice President

[Signature Page to Supplemental Indenture]